
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Global Perspective Portfolio L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                      21,196,593
<SECURITIES>                                         0
<RECEIVABLES>                                  221,142<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              22,441,520<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                22,441,520<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             4,832,697<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,924,080
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,908,617
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,908,617
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,908,617
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include due from DWR of $149,296 and interest receivable of $71,846.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $990,670 and net option premiums of $33,115.
<F3>Liabilities include redemptions payable of $257,027, accrued brokerage commissions of $95,063, accrued management fees of $55,796, accrued administrative expenses of $20,886 and accrued transaction fees and costs of $7,192.
<F4>Total revenue includes realized trading revenue of $4,233,825, net change in unrealized of $(85,703) and interest income of $684,575.

